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                                                                   Exhibit 99.2

===============================================================================





                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                         DSC COMMUNICATIONS CORPORATION,


                                 ALCATEL ALSTHOM


                                       and


                              NET ACQUISITION, INC.





                            Dated as of June 3, 1998








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                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
                                    ARTICLE I

                                   THE MERGER

SECTION 1.1       The Merger....................................................................2
SECTION 1.2       Effect on Common Stock........................................................2
SECTION 1.3       Exchange of Certificates......................................................3
SECTION 1.4       Transfer Taxes; Withholding...................................................6
SECTION 1.5       Stock Options; Employee Stock Purchase Plan...................................7
SECTION 1.6       Lost Certificates.............................................................8
SECTION 1.7       Merger Closing................................................................9


                                   ARTICLE II

                             [INTENTIONALLY OMITTED]............................................9


                                   ARTICLE III

                            THE SURVIVING CORPORATION

SECTION 3.1       Amended and Restated Certificate
                       of Incorporation..........................................................9
SECTION 3.2       By-laws........................................................................9
SECTION 3.3       Officers and Directors.........................................................9


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.1       Corporate Existence and Power.................................................10
SECTION 4.2       Corporate Authorization.......................................................10
SECTION 4.3       Consents and Approvals; No Violations.........................................11
SECTION 4.4       Capitalization................................................................13
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

                                                                                               PAGE
                                                                                               ----

SECTION 4.5       Subsidiaries..................................................................14
SECTION 4.6       SEC Documents.................................................................15
SECTION 4.7       Financial Statements..........................................................15
SECTION 4.8       Absence of Undisclosed Liabilities............................................15
SECTION 4.9       Proxy Statement; Form F-4.....................................................16
SECTION 4.10      Absence of Material Adverse Changes, etc......................................16
SECTION 4.11      Taxes.........................................................................18
SECTION 4.12      Employee Benefit Plans........................................................19
SECTION 4.13      Litigation; Compliance with Laws..............................................22
SECTION 4.14      Labor Matters.................................................................22
SECTION 4.15      Certain Contracts and Arrangements............................................23
SECTION 4.16      Environmental Matters.........................................................23
SECTION 4.17      Intellectual Property.........................................................25
SECTION 4.18      Opinion of Financial Advisors.................................................26
SECTION 4.19      Board Recommendation..........................................................26
SECTION 4.20      Rights Plan...................................................................26
SECTION 4.21      Tax Treatment.................................................................27
SECTION 4.22      Finders' Fees.................................................................27
SECTION 4.23      Accounting Matters............................................................27


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF ALCATEL AND NEWCO

SECTION 5.1       Corporate Existence and Power. ...............................................27
SECTION 5.2       Authorization.................................................................28
SECTION 5.3       Consents and Approvals; No Violations.........................................28
SECTION 5.4       Capitalization................................................................30
SECTION 5.5       SEC Documents.................................................................30
SECTION 5.6       Financial Statements..........................................................30
SECTION 5.7       Absence of Material Adverse Changes, etc......................................30
SECTION 5.8       Proxy Statement; Form F-4.....................................................30
SECTION 5.9       Share Ownership...............................................................31
SECTION 5.10      Newco's Operations............................................................31
SECTION 5.11      Tax Treatment.................................................................31
SECTION 5.12      Finders' Fees.................................................................31


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
                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]............................................32


                                   ARTICLE VII

                            COVENANTS OF THE PARTIES

SECTION 7.1       Conduct of the Business of the Company........................................32
SECTION 7.2       Conduct of the Business of Alcatel............................................32
SECTION 7.3       Stockholders' Meeting; Proxy Material.........................................32
SECTION 7.4       Access to Information; Confidentiality
                             Agreement..........................................................33
SECTION 7.5       No Solicitation...............................................................34
SECTION 7.6       Director and Officer Liability................................................36
SECTION 7.7       [INTENTIONALLY OMITTED].......................................................37
SECTION 7.8       Certain Tax Matters...........................................................37
SECTION 7.9       Reasonable Best Efforts.......................................................37
SECTION 7.10      Certain Filings...............................................................37
SECTION 7.11      Public Announcements..........................................................39
SECTION 7.12      Further Assurances............................................................39
SECTION 7.13      Employee Matters..............................................................40
SECTION 7.14      Tax-Free Reorganization Treatment.............................................40
SECTION 7.15      Blue Sky Permits..............................................................41
SECTION 7.16      Listing.......................................................................41
SECTION 7.17      [INTENTIONALLY OMITTED].......................................................41
SECTION 7.18      State Takeover Laws ..........................................................41
SECTION 7.19      Certain Notifications.........................................................42
SECTION 7.20      Rights Plan...................................................................42
SECTION 7.21      Supplemental Indenture........................................................42
SECTION 7.22      Affiliate Letters; Accounting Matters.........................................42


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
                                                                                               PAGE
                                                                                               ----
                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

SECTION 8.1       Conditions to Each Party's Obligations........................................43
SECTION 8.2       Conditions to the Company's Obligation
                             to Consummate the Merger...........................................44
SECTION 8.3       Conditions to Alcatel's and Newco's
                             Obligations to Consummate the Merger...............................45


                                   ARTICLE IX

                                   TERMINATION

SECTION 9.1       Termination...................................................................46
SECTION 9.2       Effect of Termination.........................................................48
SECTION 9.3       Fees..........................................................................48


                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1      Notices.......................................................................50
SECTION 10.2      Survival of Representations and Warranties....................................52
SECTION 10.3      Interpretation................................................................52
SECTION 10.4      Amendments, Modification and Waiver...........................................52
SECTION 10.5      Successors and Assigns........................................................53
SECTION 10.6      Specific Performance..........................................................53
SECTION 10.7      Governing Law.................................................................53
SECTION 10.8      Severability..................................................................53
SECTION 10.9      Third Party Beneficiaries.....................................................54
SECTION 10.10     Entire Agreement..............................................................54
SECTION 10.11     Counterparts; Effectiveness...................................................54


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        AGREEMENT AND PLAN OF MERGER, dated as of June 3, 1998 (this
"Agreement"), by and among DSC Communications Corporation, a Delaware corporation (the "Company"), Alcatel Alsthom, a corporation organized under the laws of France ("Alcatel") and Net Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Alcatel ("Newco").

                               W I T N E S S E T H

        WHEREAS, the respective Boards of Directors of Alcatel, Newco and the Company, and Alcatel as sole stockholder of Newco, have each approved this Agreement and the merger of Newco with and into the Company, upon the terms and subject to the conditions set forth herein, and in accordance with the Delaware General Corporation Law (the "DGCL"), whereby each issued and outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company (other than shares of Common Stock owned, directly or indirectly, by the Company or by Newco immediately prior to the Effective Time (as defined in Section 1.1(b) hereof)), will, upon the terms and subject to the conditions and limitations set forth herein, be converted into a fraction of an Alcatel American Depositary Share (collectively, the "ADSs"), each of which ADS represents one-fifth of a share, nominal value FF 40 per share of Alcatel (the "Alcatel Shares") in accordance with the provisions of Article I of this Agreement; and

        WHEREAS, for federal income tax purposes, the Merger (as defined in Section 1.1(a) hereof) is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

        SECTION 1.1 The Merger.

        (a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Newco shall be merged (the "Merger") with and into the Company, whereupon the separate existence of Newco shall cease, and the Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and shall continue under the name "DSC Communications Corporation."

        (b) Concurrently with the Closing (as defined in Section 1.7 hereof), the Company, Alcatel and Newco shall cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as is agreed between the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the "Effective Time."

        (c) From and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all of the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Newco.

        SECTION 1.2 Effect on Common Stock. At the Effective Time:

        (a) Cancellation of Shares of Common Stock. Each share of Common Stock held by the Company as treasury stock and each share of Common Stock owned by Newco immediately prior to the Effective Time shall automatically be cancelled and retired and cease to exist, and no consideration or payment shall be delivered therefor or in respect thereto. All shares of Common Stock to be converted into ADSs pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be cancelled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such shares of Common Stock shall thereafter cease to have any rights with respect to such shares of Common Stock except the right to receive (i) the ADSs representing Alcatel Shares into which such shares of Common Stock have been converted, (ii) any dividend and other distributions in accordance with Section 1.3(c) hereof and
(iii) any cash, without interest, to be paid in lieu of any fraction of an ADS in accordance with Section 1.3(d) hereof.

        (b) Capital Stock of Newco. Each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one million shares of common stock, par value $.01 per share of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        (c) Conversion of Shares of Common Stock. Subject to Section 1.3(d) hereof, each share of Common Stock issued and outstanding immediately prior to the Effective Time


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

(other than shares of Common Stock referred to in the first sentence of Section 1.2(a)hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into .815 of an ADS (the "Exchange Ratio").

        SECTION 1.3 Exchange of Certificates.

        (a) Prior to the mailing of the Proxy Statement (as defined in Section 7.3(b) hereof) The Bank of New York or such other bank, trust company, Person or Persons as shall be designated by Alcatel and reasonably acceptable to the Company shall act as the depositary and exchange agent for the delivery of the ADSs in exchange for shares of Common Stock (the "Exchange Agent") in connection with the Merger. At or promptly following the Effective Time, Alcatel shall deposit, or cause to be deposited, with the Exchange Agent the receipts ("ADRs"), representing ADSs, for the benefit of the holders of shares of Common Stock which are converted into ADSs pursuant to Section 1.2(c) hereof (together with cash as required to (i) pay any dividends or distributions with respect thereto in accordance with Section 1.3(c) hereof and (ii) make payments in lieu of fractional ADSs, pursuant to Section 1.3(d) hereof, being hereinafter referred to as the "Exchange Fund")). To the extent required, the Exchange Agent will requisition from The Bank of New York, as depositary for the ADSs (the "Depositary"), from time to time, such number of ADSs as are issuable in respect of shares of Common Stock properly delivered to the Exchange Agent. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation, limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

        (b) As of or promptly following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall be in the form and have such other provisions as Alcatel and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a certificate or certificates representing that number of whole ADSs, if any, into which the number of shares of Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates may be surrendered, and the ADSs in exchange therefor collected, by hand delivery). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such


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instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the fraction of an ADS for each share of Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three business days of receipt thereof (but in no case prior to the Effective Time), and the Certificate so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates on the cash payable pursuant to subsections (c) and (d) below upon the surrender of the Certificates.

        (c) No dividends or other distributions with respect to Alcatel Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the ADSs represented thereby by reason of the conversion of shares of Common Stock pursuant to Sections 1.2(c) hereof and no cash payment in lieu of fractional ADSs shall be paid to any such holder pursuant to Section 1.3(d) hereof until such Certificate is surrendered in accordance with this Article I. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid, without interest, to the person in whose name the ADSs representing such securities are registered (i) at the time of such surrender or as promptly after the sale of the Excess ADSs (as defined in Section 1.3(d) hereof) as practicable, the amount of any cash payable in lieu of fractional ADSs to which such holder is entitled pursuant to Section 1.3(d) hereof and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to ADSs, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the proportionate amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such ADSs.

        (d) Notwithstanding any other provision of this Agreement, no fraction of an ADS will be issued and no dividend or other distribution, stock split or interest with respect to Alcatel Shares shall relate to any fractional ADS, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of the ADSs. In lieu of any such fractional security, each holder of shares of Common Stock otherwise entitled to a fraction of an ADS will be entitled to receive in accordance with the provisions of this
Section 1.3 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of ADSs which would otherwise be issued (the "Excess ADSs"). The sale of the Excess ADSs by the Exchange Agent shall be executed on the New York Stock Exchange ("NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of shares of Common Stock, the Exchange Agent will, subject to Section 1.3(e) hereof, hold such proceeds in trust for the holders of shares of Common Stock (the "ADS Trust").


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Alcatel shall pay all commissions, transfer taxes (other than those transfer taxes for which the Company's stockholders are solely liable) and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess ADSs. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Common Stock in lieu of any fractional ADS interests, the Exchange Agent shall make available such amounts to such holders of shares of Common Stock without interest.

        (e) Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Alcatel, upon demand, and any holders of shares of Common Stock prior to the Merger who have not thereto fore complied with this Article I shall thereafter look for payment of their claim, as general creditors thereof, only to Alcatel for their claim for ADSs, any cash without interest, to be paid, in lieu of any fractional ADSs and any dividends or other distributions with respect to ADSs to which such holders may be entitled.

        (f) None of Alcatel, Newco or the Company or the Exchange Agent shall be liable to any Person in respect of any ADSs held in the Exchange Fund (and any cash, dividends and other distributions payable in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which (i) any ADSs, (ii) any cash in lieu of fractional ADSs or (iii) any dividends or distributions with respect to ADSs in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.3(b) hereof)), any such ADSs, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Alcatel, free and clear of all claims or interest of any Person previously entitled thereto.

        SECTION 1.4 Transfer Taxes; Withholding. If any certificate for an ADS is to be issued to, or cash is to be remitted to, a Person (other than the Person in whose name the Certificate surrendered in exchange therefor is registered), it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes (as defined in Section 4.11(b) hereof) required by reason of the issuance of the ADSs (or cash in lieu of fractional ADSs) to a Person other than the registered holder of the Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax either has been paid or is not applicable. Alcatel or the Exchange Agent shall be entitled to deduct and withhold from the ADSs (or cash in lieu of fractional
ADSs) otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as Alcatel or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Alcatel or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Common Stock in respect of whom such deduction and withholding was made by Alcatel or the Exchange Agent.

        SECTION 1.5 Stock Options; Employee Stock Purchase Plan.

        (a) The Company shall use its reasonable best efforts to cause each option (other than an option described in Section 1.5(c) below) granted to a Company employee, consultant or director of the Company or any Subsidiary of the Company to acquire shares of Common Stock, which is outstanding immediately prior to the Effective Time ("Option"), to be cancelled immediately prior to the Effective Time. Immediately upon such cancellation, each holder of an Option so cancelled, in exchange for the cancellation thereof, shall receive the number of ADSs determined by dividing (X) the product of (1) the number of shares of Common Stock subject to such Option and (2) the excess, if any, of the fair market value of a share of Common Stock immediately prior to the Merger over the per share exercise price of such Option, by (Y) the fair market value of an ADS as of immediately prior to the Merger. At the election of Alcatel, in lieu of the ADSs described in the immediately preceding sentence, immediately prior to the Effective Time, each holder of a cancelled Option, in exchange for the cancellation thereof, shall receive the number of shares of Common Stock determined by dividing (X) the product of (1) the number of shares of Common Stock subject to such Option and (2) the excess, if any, of the fair market value of a share of Common Stock immediately prior to the Merger over the per share exercise price of such Option, by (Y) the fair market value of a share of Common Stock as of immediately prior to the Merger. Schedule 1.5(a) hereto sets forth a list of Company executives who have agreed to the cancellation of all of their Options, effective immediately prior to the Effective Time, in accordance with the provisions of this Section 1.5(a). For purposes of this Section 1.5, "fair market value" shall mean (i) in the case of the ADSs, the closing price on the NYSE on the business day immediately preceding the Effective Time and (ii) in the case of the Common Stock, the closing price on the NASDAQ National Market ("NASDAQ") on the business day immediately preceding the Effective Time.

        (b) Each Option which is not cancelled in accordance with Section 1.5(a) above, as of the Effective Time (other than any Options granted under the 1990 Stock Option and Cash Payment Plan or the Special Celcore Incentive Plan, which Options shall terminate at the Effective Time), shall become and represent an option to purchase a number of ADSs (a "Substitute Option"), determined by multiplying (i) the number of shares of Common Stock subject to such Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per ADS (increased to the nearest whole cent) equal to the exercise price per share of Common Stock immediately prior to the Effective Time divided by the Exchange Ratio;


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

provided, however, that in the case of an Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under
Section 422 of the Code, the conversion formula shall be adjusted if necessary to conform with Section 424(a) of the Code. After the Effective Time, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Option prior to the Effective Time subject to accelerated vesting if and to the extent provided in the applicable plans as of the date hereof. Alcatel shall take such corporate action as may be necessary or appropriate to, at or prior to the Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the ADSs subject to any Substitute Options to the extent such registration is required under applicable law in order for such ADSs to be sold without restriction in the United States, and Alcatel shall maintain the effectiveness of such registration statement for so long as such Substitute Options remain outstanding.

        (c) As of July 31, 1998, the Company's 1990 Employee Stock Purchase Plan and the Company's International Employee Stock Purchase Plan (the "ESPPs") shall be terminated. If the Effective Time is before July 31, 1998, then as of the Effective Time each option then outstanding under the ESPPs shall be converted into an option to acquire ADSs with such adjustments as are appropriate to preserve the value inherent in such options with no detrimental effect on the holders thereof.

        SECTION 1.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct (but consistent with past practice of the Company), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the ADSs to which the holder thereof is entitled pursuant to this Article I.

        SECTION 1.7 Merger Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties hereto, and no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VIII hereof, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, unless another time, date or place is agreed to in writing by the parties hereto (such date, the "Closing Date").


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
                                   ARTICLE II

                             [INTENTIONALLY OMITTED]


                                   ARTICLE III

                            THE SURVIVING CORPORATION

        SECTION 3.1 Amended and Restated Certificate of Incorporation. The certificate of incorporation of the Company in effect on the date hereof (the "Certificate of Incorporation"), shall be amended and restated at the Effective Time to be in the form set forth in Exhibit A hereto, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

        SECTION 3.2 By-laws. The by-laws of Newco in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the certificate of incorporation of such entity and the by-laws of such entity.

        SECTION 3.3 Officers and Directors.

        (a) From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Company, until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

        (b) The Board of Directors of the Company effective as of, and immediately following, the Effective Time shall consist of the directors of Newco immediately prior to the Effective Time.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Alcatel and Newco as follows:

        SECTION 4.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and except as set forth on Schedule 4.1 of the disclosure schedule delivered by the Company to Alcatel concurrently with the execution and delivery by the Company of this Agreement and attached hereto (the "Company Disclosure Schedule"), has all corporate powers and all govern mental licenses, authorizations, consents and approvals (collectively, "Licenses") required to carry on its business as now conducted except for failures to have any such License which would not, in the aggregate, have a Company Material Adverse Effect (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of


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
its activities makes such qualification necessary, except in such jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Company Material Adverse Effect. As used herein, the term "Company Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, that is not a result of general changes in the economy in which such entities operate. The Company has heretofore made available to Alcatel true and complete copies of the Certificate of Incorporation and the by-laws of the Company as currently in effect.

        SECTION 4.2 Corporate Authorization.

        (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of the Company's stockholders, as set forth in Section 4.2 (b) hereof and as contemplated by
Section 7.3 hereof, to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized, and this Agreement has been approved, by the Board of Directors of the Company and no other corporate proceedings, other than the approval of the Company's stockholders, on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes, assuming due authorization, execution and delivery of this Agreement by Alcatel and Newco, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        (b) Under applicable law, the Certificate of Incorporation and the rules of the NASDAQ, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date, established by the Board of Directors of the Company in accordance with the by-laws of the Company, applicable law and this Agreement, is the vote required to approve the Merger and adopt this Agreement.

        SECTION 4.3 Consents and Approvals; No Violations.

        (a) Except as set forth in Schedule 4.3(a) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the performance by the Company of its obligations hereunder will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or the by-laws of the Company; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which the Company or any of its Subsidiaries is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations (A) that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect and would not have a material adverse effect on the ability of the Company to perform its obligations hereunder or (B) that become applicable as a result of the business or activities in which Alcatel or Newco or any of their respective affiliates is or proposes to be engaged or any acts or omissions by, or facts specifically pertaining to, Alcatel or Newco.

        (b) Except as set forth in Schedule 4.3(b) of the Company Disclosure Schedule, no filing or registration with, notification to, or authorization, consent or approval of, any government or any agency, court, tribunal, commission, board, bureau, department, political subdivision or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state, multinational (including, but not limited to, the European Community), provincial, municipal, domestic or foreign (each, a "Governmental Entity") is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder, except (i) the filing of the Certificate of Merger in accordance with the DGCL and filings to maintain the good standing of the Surviving Corporation; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the EC Merger Regulations (as defined below) or any foreign laws regulating competition, antitrust, investment or exchange controls; (iii) compliance with any applicable requirements of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"); (iv) compliance with any applicable requirements of state blue sky or takeover laws and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (A) the failure of which to be obtained or made would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect and would not have a material adverse effect on the ability of the Company to perform its obligations hereunder or (B) that become applicable as a result of the business or activities in which Alcatel or Newco or any of their respective affiliates is or proposes to be engaged or any acts or omissions by, or facts specifically pertaining to, Alcatel or Newco. For purposes of this Agreement, "EC Merger Regulations" mean Council Regulation (EEC) No. 4064/89 of December 21, 1989 on the Control of Concentrations Between Undertakings, OJ (1989) L 395/1 (as amended) and the regulations and decisions of the Commission of the European Community or other organs of the European Union or European Community implementing such regulations.

        SECTION 4.4 Capitalization. The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock"), of which 500,000 shares were designated as Series B Junior Participating Preferred Stock. As of March 31, 1998, there were (i) 118,752,003 shares of Common Stock issued and outstanding and (ii) no shares of Preferred Stock issued and outstanding. All shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. As of March 31, 1998, there were outstanding Options in respect of 11,969,488 shares of Common Stock at option prices ranging from $2.44 to $40.25 per share of Common Stock. Except as set forth in this Section 4.4 or Schedule 4.4 of the Company Disclosure Schedule, and except for changes since March 31, 1998, resulting from the exercise of Options outstanding on such date and the rights to acquire shares through the ESPPs based on elections made by employees prior to the date hereof and except for the shares of Common Stock issuable upon conversion of 7% Convertible Subordinated Notes of the Company due 2004 (the "Convertible Notes") issued pursuant to the Indenture (the "Indenture"), dated as of August 12, 1997 between the Company and The Bank of New York, as trustee (the "Trustee"), and Rights issued pursuant to the Rights Agreement (as such terms are defined in Sections
7.20 and 4.20, respectively) there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth in Schedule 4.4 of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. No Subsidiary of the Company owns any capital stock or other voting securities of the Company.

        SECTION 4.5 Subsidiaries.

        (a) Each Subsidiary of the Company that is actively engaged in any business or owns any material assets (each, an "Active Company Subsidiary") (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for failures of this representation and warranty to be true which would not, in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. All Active Company Subsidiaries and their respective jurisdictions of incorporation are identified in Schedule 4.5 of the Company Disclosure Schedule.

        (b) Except as set forth in Schedule 4.5(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and such shares are owned by the Company or by a Subsidiary of the Company free and clear of any Liens (as defined hereafter) or limitation on voting rights. Except as set forth in Schedule 4.5(b) of the Company Disclosure Schedule, there are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of any of such Subsidiaries. There are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiaries of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

        SECTION 4.6 SEC Documents. The Company has filed all required reports, proxy statements, registration statements, forms and other documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of their respective dates, and giving effect to any amendments thereto, (a) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and (b) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 4.7 Financial Statements. The financial statements of the Company (including, in each case, any notes and schedules thereto) included in the Company SEC Documents (a) were prepared from the books and records of the Company and its Subsidiaries, (b) comply as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto, (c) are in conformity with United States generally accepted accounting principles ("GAAP"), applied on a consistent basis (except in the case of unaudited statements, as permitted by Form 10-Q as filed with the SEC under the Exchange Act) during the periods involved and (d) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended

(subject, in the case of unaudited statements, to normal year-end audit adjustments which were not and are not expected to be, individually or in the aggregate, material in amount).

        SECTION 4.8 Absence of Undisclosed Liabilities. Except as set forth in
Schedule 4.8 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Company SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except for those that would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.9 Proxy Statement; Form F-4.

        (a) None of the information contained in the Proxy Statement (and any amendments thereof or supplements thereto) will at the time of the mailing of the Proxy Statement to the stockholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made or omitted in the Proxy Statement relating to Alcatel or Newco based on information supplied by Alcatel for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to the statements made or omitted in the Proxy Statement relating to Alcatel or Newco based on information supplied by Alcatel for inclusion in the Proxy Statement.

        (b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the registration statement on Form F-4 (and/or such other form as may be applicable and used) to be filed with the SEC in connection with the issuance of ADSs and, if applicable, the deemed issuance, if any, of shares of Common Stock by reason of the transactions contemplated by this Agreement (such registration statement, as it may be amended or supplemented, is herein referred to as the "Form F-4") will, with respect to information relating to the Company, at the time the Form F-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 4.10 Absence of Material Adverse Changes, etc. Except as set forth in the Company SEC Documents filed on or prior to May 29, 1998, since March 31, 1998, there has not been a Company Material Adverse Effect, nor have there been any event(s) which are reasonably likely in the aggregate to have a Company Material Adverse Effect. Without limiting the foregoing, except as disclosed in the Company SEC Documents filed by the Company, as set forth in Schedule 4.10 of the Company Disclosure Schedule or as contemplated by this Agreement, since March 31, 1998 (except in the case of subsection (f) below, as to which the relevant date will be December 31, 1997), (i) the Company and its Subsidiaries have conducted their business in the ordinary course of business and (ii) there has not been:

                (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary (other than any wholly-owned Subsidiary) of the Company of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or of any Company Securities;

                (b) any amendment of any provision of the Certificate of Incorporation or by-laws of, or of any material term of any outstanding security issued by, the Company or any Subsidiary (other than any wholly-owned Subsidiary) of the Company;

                (c) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness for borrowed money other than borrowings under existing short term credit facilities not in excess of $180,000,000 in the aggregate;

                (d) any change in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a change in GAAP;

                (e) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company entered into, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company other than, in the case of employees (other than directors and officers), in the ordinary course of business;

                (f) issuance of securities of the Company other than pursuant to Options, ESPPs, Convertible Notes or rights outstanding as of December 31, 1997;

                (g) acquisition or disposition of assets material to the Company and its Subsidiaries, except for sales of inventory in the ordinary course of business consistent with past practice, or any acquisition or disposition of capital stock of any third party (other than acquisitions or dispositions of non-controlling equity interests of third parties in the ordinary course of business where the aggregate cost of all such acquisitions and dispositions does not exceed $10,000,000), or any merger or consolidation with any third party, by the Company or any Subsidiary;

                (h) entry by the Company into any joint venture, partnership or similar agreement with any person other than a wholly-owned Subsidiary; or

                (i) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

                SECTION 4.11 Taxes.

                (a) Except as set forth in Schedule 4.11 of the Company Disclosure Schedule, (1) all federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Company, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Company or any of its Subsidiaries is a member (a "Company Group") have been timely filed, and all returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed returns would not, individually or in the aggregate, have a Company Material Adverse Effect; (2) all Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group have been paid, or adequately reserved for in accordance with GAAP, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Company Material Adverse Effect; (3) there is no presently pending and, to the knowledge of the Company, contemplated or scheduled audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy which would, individually or in the aggregate, have a Company Material Adverse Effect with respect to any Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group nor has the Company or any Subsidiary of the Company filed any waiver of the statute of limitations applicable to the assessment or collection of any Tax which would, individually or in the aggregate, have a Company Material Adverse Effect; (4) all assessments for Taxes due and owing by the Company, any Subsidiary of the Company or any Company Group with respect to completed and settled examinations or concluded litigation have been paid; (5) neither the Company nor any Subsidiary of the Company is a party to any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or any Subsidiary of the Company could become liable to another person as a result of the imposition of a Tax upon any person, or the assessment or collection of such a Tax; and (6) the Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

        (b) For purposes of this Agreement, (i) "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such taxes and (ii) "Tax Return" means any report, return, statement or other written information required to be supplied to a taxing authority in connection with Taxes.

        SECTION 4.12 Employee Benefit Plans.

        (a) Except for any plan, fund, program, agreement or arrangement that is subject to the laws of any jurisdiction outside the United States, Schedule 4.12(a) of the Company Disclosure Schedule contains a true and complete list of each material deferred compensation, incentive compensation, and equity compensation plan; material "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); material "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each material employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is in writing and sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (each, an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee, consultant, director or former employee, consultant or director of the Company or any Subsidiary of the Company. The plans, funds, programs, agreements and arrangements listed on Schedule 4.12(a) of the Company Disclosure Schedule are referred to herein collectively as the "Plans".

        (b) With respect to each Plan, the Company has heretofore delivered or made available to Alcatel true and complete copies of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, the most recent reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

        (c) No liability under Title IV or section 302 of ERISA that would reasonably be expected to have a Company Material Adverse Effect has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

        (d) No Plan is a "multiemployer plan," as defined in section 3(37) of ERISA, nor is any Plan a plan described in section 4063(a) of ERISA.

        (e) Except as set forth in Schedule 4.12(e) of the Company Disclosure Schedule, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

        (f) Except as set forth in Schedule 4.12(f) of the Company Disclosure Schedule, each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances that would result in revocation of any such favorable determination letter.

        (g) Except as set forth in Schedule 4.12(g) of the Company Disclosure Schedule, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), dependant or other covered person.

        (h) There are no pending, or to the knowledge of the Company, threatened or anticipated, claims that would reasonably be expected to have a Company Material Adverse Effect by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

        (i) Except as set forth in Schedule 4.12(i) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, other than payments, accelerations or increases (x) under any employee benefit plan that is subject to the laws of a jurisdiction outside of the United States or (y) mandated by applicable law.

        (j) Except as set forth in Schedule 4.12(j) of the Company Disclosure Schedule, no amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

        (k) To the knowledge of the Company, all employee benefit plans that are subject to the laws of any jurisdiction outside the United States are in material compliance with such applicable laws, including relevant Tax laws, and the requirements of any trust deed under which they were established, except for such exceptions to the foregoing which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Schedule 4.12(k) lists all material employee pension benefit plans that are subject to the laws of any jurisdiction outside the United States except for such plans that are governmental or statutory plans.

        SECTION 4.13 Litigation; Compliance with Laws.

        (a) Except as set forth in either the Company SEC Documents or in
Schedule 4.13(a) of the Company Disclosure Schedule or otherwise fully covered by insurance, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any Subsidiary of the Company or any of their respective properties before any court or arbitrator or any Governmental Entity which would reasonably be expected to have a Company Material Adverse Effect.

        (b) Except as set forth in Schedule 4.13(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with all applicable laws, ordinances, rules and regulations of any federal, state, local or foreign governmental authority applicable to their respective businesses and operations, except for such violations, if any, which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All governmental approvals, permits and licenses (collectively, "Permits") required to conduct the business of the Company and its Subsidiaries have been obtained, are in full force and effect and are being complied with except for such violations and failures to have Permits in full force and effect, if any, which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.14 Labor Matters. Except to the extent set forth in Schedule
4.14 of the Disclosure Schedule as of the date of this Agreement (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against the Company; (ii) to the knowledge of the Company, no union organizing campaign with respect to the Company's employees is underway; (iii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (iv) there is no written grievance pending relating to any collective bargaining agreement or other grievance procedure; (v) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (vi) there are no collective bargaining agreements with any union covering employees of the Company, except for such exceptions to the foregoing clauses (i) through (vi) which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.15 Certain Contracts and Arrangements. Except as set forth in
Schedule 4.15 of the Company Disclosure Schedule, each material contract or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound is in full force and effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any such contract or agreement, and no event has occurred that with notice or passage of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults which, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.16 Environmental Matters.

        (a) (i) "Cleanup" means all actions required to: (A) cleanup, remove, treat or remediate Hazardous Materials (as defined hereafter) in the indoor or outdoor environment; (B) prevent the Release (as defined hereafter) of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

        (ii) "Environmental Claim" means any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence or Release of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or
(B) circumstances forming the basis of any violation of any Environmental Law (as defined hereafter).

        (iii) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

        (iv) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

        (v) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

        (b) (i) Except as set forth in Schedule 4.16(b)(i) of the Company Disclosure Schedule, to the knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 4.16(b)(i) of the Company Disclosure Schedule, since January 1, 1996 and prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any communication (written or oral), whether from a Governmental Entity, citizens' group, employee or otherwise, alleging that the Company or any of its Subsidiaries is not in such compliance, except where failures to be in compliance would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (ii) Except as set forth in Schedule 4.16(b)(ii) of the Company Disclosure Schedule, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would reasonably be expected to have a Company Material Adverse Effect.

        (iii) Except as set forth in Schedule 4.16(b)(iii) of the Company Disclosure Schedule, there are no present or, to the knowledge of the Company, past, actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or presence of any Hazardous Material that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any

Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (iv) The Company agrees to cooperate with Alcatel to effect the retention of any permits or other governmental authorizations under Environmental Laws that will be required to permit the Company to conduct the business as conducted by the Company and its Subsidiaries immediately prior to the Closing Date.

        SECTION 4.17 Intellectual Property.

        (a) The Company and its Subsidiaries own or have the right to use all material Intellectual Property (as defined hereafter) reasonably necessary for the Company and its Subsidiaries to conduct their business as it is currently conducted.

        (b) Except as set forth in Schedule 4.17 of the Company Disclosure Schedule, to the knowledge of the Company: (i) all of the registrations relating to material Intellectual Property owned by the Company and its Subsidiaries are subsisting and unexpired, free of all liens or encumbrances, have not been abandoned; (ii) the Company does not infringe the intellectual property rights of any third party in any respect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) no judgment, decree, injunction, rule or order has been rendered by Governmental Entity which would limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights in and to, any Intellectual Property owned by the Company in any respect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iv) the Company has not received notice of any pending or threatened suit, action or adversarial proceeding that seeks to limit, cancel or question the validity of, or the Company's or its Subsidiaries' rights in and to, any Intellectual Property, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c) For purposes of this Agreement "Intellectual Property" shall mean all rights, privileges and priorities provided under U.S., state and foreign law relating to intellectual property, including without limitation all (x) (1) proprietary inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and proprietary know-how relating thereto, whether or not patented or eligible for patent protection; (2) copyrights and copyrightable works, including computer applications, programs, software, databases and related items; (3) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (4) trade secrets and other confidential information; (y) all registrations, applications and recordings for any of the foregoing and (z) licenses or other similar agreements granting to the Company or any of its Subsidiaries the rights to use any of the foregoing.

        SECTION 4.18 Opinion of Financial Advisors. The Company has received the opinion or advice of Goldman, Sachs & Co. ("Goldman Sachs") to the effect that, as of such date, the consideration to be received by the Company's stockholders in the Merger is fair to the stockholders of the Company.

        SECTION 4.19 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has approved this Agreement and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the stockholders of the Company; (ii) taken all actions necessary on the part of the Company to render the restrictions on business combinations contained in
Section 203 of the DGCL inapplicable to this Agreement, the Merger and Alcatel and its Subsidiaries following the Effective Time; (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger and (iv) determined that Article VI of the Certificate of Incorporation is not applicable to the Merger or any of the transactions contemplated hereby.

        SECTION 4.20 Rights Plan. The Board of Directors of the Company has approved, and the Company and the Rights Agent referred to below have entered into, an amendment to the Rights Agreement, dated as of April 25, 1996, by and between the Company and Harris Trust and Savings Bank (formerly, KeyCorp Shareholder Services, Inc.), as Rights Agent (the "Rights Agreement"), substantially in the form of Exhibit B hereto (the "Rights Amendment"). Pursuant to the Rights Amendment, neither the execution and delivery and performance of this Agreement nor the Merger will result in the distribution of separate certificates representing rights or the occurrence of a Distribution Date (as defined in Section 3(a) of the Rights Agreement) or a "flip-in" or "flip-over" event (that is, an event described in Sections 11(a)(ii) and 13(a) of the Rights Agreement).

        SECTION 4.21 Tax Treatment. Neither the Company nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

        SECTION 4.22 Finders' Fees. Except for Goldman Sachs, whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any Subsidiary of the Company that would be entitled to any fee or commission from the Company, any

Subsidiary of the Company, Alcatel or any of Alcatel's affiliates upon consummation of the transactions contemplated by this Agreement.

        SECTION 4.23 Accounting Matters. Except as otherwise disclosed in the Company Disclosure Schedule, to the best knowledge of the Company, neither the Company nor any of its Subsidiaries have taken any action or failed to take any action, which action or failure (without giving effect to any action or failure to act by Alcatel or any of its Subsidiaries), or knows of any fact which, would prevent the treatment of the Merger as a pooling of interests under applicable U.S. accounting standards (including applicable standards of the SEC).


                                    ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF ALCATEL AND NEWCO

        Alcatel and Newco, jointly and severally, represent and warrant to the Company as follows:

        SECTION 5.1 Corporate Existence and Power. Each of Alcatel and Newco is a corporation duly incorporated (or other entity duly organized), validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate or other power, as the case may be, and all Licenses required to carry on its business as now conducted except for failures to have any such License which would not, in the aggregate, have a Alcatel Material Adverse Effect (as defined below). Each of Alcatel and Newco is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failures to be so qualified would not reasonably be expected to, in the aggregate, have a Alcatel Material Adverse Effect. As used herein, the term "Alcatel Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Alcatel and its Subsidiaries, taken as a whole, that is not the a result of general changes in the economies in which such entities operate. Alcatel has heretofore delivered or made available to the Company true and complete copies of the governing documents or other organizational documents of like import, as currently in effect, of each of Alcatel and Newco.

        SECTION 5.2 Authorization. Each of Alcatel and Newco has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by the Boards of Directors of Alcatel and Newco, by Alcatel as the sole stockholder of Newco, this Agreement has been approved by the Board of

Directors of Newco, and no other proceedings on the part of Alcatel or Newco are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by each of Alcatel and Newco and constitutes, assuming due authorization, execution and delivery of this Agreement by the Company, a valid and binding obligation of each of Alcatel and Newco, enforceable against each of them in accordance with its terms.

        SECTION 5.3 Consents and Approvals; No Violations.

        (a) Except as set forth in Schedule 5.3(a) of the disclosure schedule delivered by Alcatel to the Company concurrently with the execution and delivery by Alcatel of this Agreement and attached hereto (the "Alcatel Disclosure Schedule"), neither the execution and delivery of this Agreement nor the performance by each of Alcatel and Newco of its obligations hereunder will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws (or other governing or organizational documents) of Alcatel or Newco, as the case may be, or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or obligation to repurchase, repay, redeem or acquire or any similar right or obligation) under any of the terms, conditions or provisions of any note, mortgage, letter of credit, other evidence of indebtedness, guarantee, license, lease or agreement or similar instrument or obligation to which any of Alcatel or Newco is a party or by which any of them or any of the respective assets used or held for use by any of them may be bound or (iii) assuming that the filings, registrations, notifications, authorizations, consents and approvals referred to in subsection (b) below have been obtained or made, as the case may be, violate any order, injunction, decree, statute, rule or regulation of any Governmental Entity to which either Alcatel or Newco is subject, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations (A) that would not, in the aggregate, reasonably be expected to have a Alcatel Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the ability of either Alcatel or Newco to consummate the transactions contemplated hereby or (B) that become applicable as a result of any acts or omissions by, or facts specifically pertaining to, the Company.

        (b) Except as set forth in Schedule 5.3(b) of the Alcatel Disclosure Schedule, no filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement by each of Alcatel and Newco or the performance by any of them of their respective obligations hereunder, except (i) the filing of the Certificate of Merger in accordance with the DGCL and filings to maintain the good standing of the Surviving Corporation; (ii) compliance with any applicable requirements of the HSR Act or the EC Merger Regulations or any other foreign laws regulating competition, antitrust, investment or exchange controls; (iii) compliance with any applicable requirements of the Securities Act and the Exchange Act; (iv) compliance with any applicable requirements of state blue sky or takeover laws and (v) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings (A) the failure of which to be obtained or made would not reasonably be expected to have a Alcatel Material Adverse Effect and would not have a material adverse effect on the ability of either Alcatel or Newco to perform their respective obligations hereunder or (B) that become applicable as a result of any acts or omissions by, or facts specifically pertaining to, the Company.

        SECTION 5.4 Capitalization. As of December 31, 1997 the issued share capital of Alcatel amounted to FF 6,527,963,200 which is divided into 163,199,080 Alcatel Shares. The authorized capital stock of Newco consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are outstanding, all of which are owned by Alcatel. All ADSs to be issued at the Effective Time shall be, when issued, duly authorized and validly issued and fully paid and non-assessable and free of preemptive rights with respect thereto. As of December 31, 1997, there were outstanding options and securities convertible into or exchangeable or exercisable for 20,239,544 Alcatel Shares (representing a capital increase of nominal value FF 809,581,760).

        SECTION 5.5 SEC Documents. Alcatel has filed all required periodic reports on Forms 20-F and 6-K with the SEC since January 1, 1995 (the "Alcatel SEC Documents"). As of their respective dates, and giving effect to any amendments thereto, (a) the Alcatel SEC documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder and (b) none of the reports on Form 20-F contained in the Alcatel SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 5.6 Financial Statements. The financial statements of Alcatel (including, in each case, any notes and schedules thereto) included in the Alcatel SEC Documents (a) were prepared from the books and records of Alcatel and its Subsidiaries, (b) comply as to form in all material respects with all applicable accounting requirements and the rules and regulations of the SEC with respect thereto and (c) are in conformity with applicable accounting principles applied on a consistent basis (except in the case of unaudited statements, as permitted by the rules and regulations of the SEC).

        SECTION 5.7 Absence of Material Adverse Changes, etc. Since December 31, 1997 there has not been a Alcatel Material Adverse Effect, nor have there been any event(s) which are reasonably likely to have a Alcatel Material Adverse Effect.

        SECTION 5.8 Proxy Statement; Form F-4.

        (a) None of the information supplied or to be supplied by Alcatel or Newco, as the case may be, in writing for inclusion in the Proxy Statement (and any amendments thereof or supplements thereto) will, with respect to information relating to such entities, at the time of the mailing the Proxy Statement to the stockholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b) None of the information supplied or to be supplied by Alcatel or Newco, as the case may be, for inclusion or incorporation by reference in the Form F-4 will, with respect to information relating to such entities, at the time the Form F-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        SECTION 5.9 Share Ownership. Neither Alcatel nor Newco beneficially owns shares of Common Stock.

        SECTION 5.10 Newco's Operations. Newco was formed solely for the purpose of engaging in the transactions contemplated hereby and has not (i) engaged in any business activities, (ii) conducted any operations other than in connection with the transactions contemplated hereby or (iii) incurred any liabilities other than in connection with the transactions contemplated hereby.

        SECTION 5.11 Tax Treatment. Neither Alcatel nor any of its affiliates has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

        SECTION 5.12 Finders' Fees. Except for Lehman Brothers Inc., whose fees will be paid by Alcatel, there is no investment banker, broker, finder or other intermediary that might be entitled to any fee or commission in connection with or upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Alcatel or Newco.

                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VII

                            COVENANTS OF THE PARTIES

        SECTION 7.1 Conduct of the Business of the Company. From the date hereof until the Closing Date, the Company and its Subsidiaries shall conduct their businesses in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not (and will not permit any of its Subsidiaries to) take any action or knowingly omit to take any action that would make any of its representations and warranties contained herein false in any material respect at or prior to the Closing Date.

        SECTION 7.2 Conduct of the Business of Alcatel. From the date hereof until the Closing Date, Alcatel will not (and will not permit any of its Subsidiaries to) take any action or knowingly omit to take any action that would make any of its representations and warranties contained herein false in any material respect at or prior to the Closing Date.

        SECTION 7.3 Stockholders' Meeting; Proxy Material.

        (a) Subject to the last sentence of this Section 7.3(a), the Company shall, in accordance with applicable law and the Certificate of Incorporation and the by-laws of the Company duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable after the date hereof for the purpose of considering and taking action upon this Agreement and the Merger. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders; provided that the Board of Directors of the Company may withdraw, modify or change such recommendation if but only if (i) it believes in good faith, based on such matters as it deems relevant, including the advice of the Company's financial advisors, that a Financially Superior Proposal (as defined in Section 7.5 hereof) has been made and (ii) it has determined in good faith, based on the advice of outside counsel, that the failure to withdraw, modify or change such recommendation is reasonably likely to result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable law. The Company may, if it receives a bona fide unsolicited Acquisition Proposal (as defined in Section 7.5 hereof) delay the mailing of the Proxy Statement or the holding of the Special Meeting, in each case for such reasonable period as would provide a reasonable opportunity for the Company's Board of Directors to consider such Acquisition Proposal and to determine the effect, if any, on its recommendation in favor of the Merger.

        (b) Promptly following the date of this Agreement, the Company shall prepare a proxy statement relating to the adoption of this Agreement and the approval of the Merger by the Company's stockholders (the "Proxy Statement"), and Alcatel shall prepare and file with the SEC, following resolution of any comments the SEC may have with respect to the Proxy Statement, the Form F-4, in which the Proxy Statement will be included. Alcatel and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. Alcatel and the Company shall each use its reasonable best efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act.

        (c) The Company shall as promptly as practicable notify Alcatel of the receipt of any comments from the SEC relating to the Proxy Statement. Each of Alcatel and the Company shall as promptly as practicable notify the other of (i) the effectiveness of the Form F-4, (ii) the receipt of any comments from the SEC relating to the Form F-4 and (iii) any request by the SEC for any amendment to the Form F-4 or for additional information. All filings by Alcatel and the Company with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement, the Form F-4 and any amendment or supplement thereto, shall be subject to the prior review of the other, and all mailings to the Company's stockholders in connection with the transactions contemplated by this Agreement shall be subject to the prior review of Alcatel.

        SECTION 7.4 Access to Information; Confidentiality Agreement. Upon reasonable advance notice, between the date hereof and the Closing Date, the Company shall (i) give Alcatel, its respective counsel, financial advisors, auditors and other authorized representatives (collectively, "Alcatel's Representatives") reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Alcatel's Representatives such financial and operating data and other information relating to the Company, its Subsidiaries and their respective operations as such Persons may reasonably request and (iii) instruct the Company's employees, counsel and financial advisors to cooperate with Alcatel in its investigation of the business of the Company and its Subsidiaries; provided that any information and documents received by Alcatel or Alcatel's Representatives (whether furnished before or after the date of this Agreement) shall be held in accordance with the Confidentiality Agreement dated October 1, 1997, and the amendment thereto dated

October 17, 1997, between Alcatel and the Company (as so amended, and after giving effect to the last sentence of this Section 7.4, the "Confidentiality Agreement"), which shall remain in full force and effect pursuant to the terms thereof (subject, however, to potential modifications of the Confidentiality Agreement set forth in Section 7.5 hereof), notwithstanding the execution and delivery of this Agreement or the termination hereof until the Effective Time. Notwithstanding the foregoing, but, without prejudice to the rights and obligations of the parties under this Agreement, the Confidentiality Agreement is hereby amended by deleting the second sentence of the language added by Amendment No.1, dated as of October 17, 1997, to the Confidentiality Agreement.

        SECTION 7.5 No Solicitation. From the date hereof until the Effective Time or, if earlier, the termination of this Agreement, the Company shall not (whether directly or indirectly through advisors, agents or other intermediaries), and the Company shall cause its respective officers, directors, advisors, representatives or other agents of the Company not to, directly or indirectly, (a) solicit, initiate or encourage any Acquisition Proposal (as defined hereafter) or (b) engage in discussions or negotiations with, or disclose any non-public information relating to the Company or its Subsidiaries or afford access to the properties, books or records of the Company or its Subsidiaries to, any Person that has made an Acquisition Proposal or has advised the Company that it is interested in making an Acquisition Proposal; provided that, if and only if (i) the Company's Board of Directors believes in good faith, based on such matters as it deems relevant, including the advice of the Company's financial advisor, that such Acquisition Proposal is a Financially Superior Proposal or that there is a reasonable likelihood that such Person will make a Financially Superior Proposal and (ii) the Company's Board of Directors determines in good faith, based on such matters as it deems relevant, including the advice of the Company's outside legal counsel, that the failure to engage in such negotiations or discussions or provide such information is reasonably likely to result in a breach of the fiduciary duties of the Board of Directors of the Company under applicable law, then the Company may furnish information with respect to the Company and its Subsidiaries and participate in negotiations regarding such Acquisition Proposal; provided that the Company will not disclose any information to such Person without entering into an Acceptable Confidentiality Agreement (as defined below). The Company shall provide Alcatel with a copy of any written Acquisition Proposal received and a written statement with respect to any non-written Acquisition Proposal received, which statement shall include the identity of the parties making the Acquisition Proposal and the terms thereof. The Company shall keep Alcatel informed on a current basis of the status and content of any discussions regarding any Acquisition Proposal with a third party. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or any of its Material Subsidiaries or the acquisition or purchase of over 30% or more of any class of equity securities of the Company or any of its Material Subsidiaries, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 30% or more of any class of equity securities of the Company or any of its Material Subsidiaries, or a substantial portion of the assets of, the Company or any of its Subsidiaries taken as a whole, other than the transactions contemplated by this Agreement. As used herein, a "Financially Superior Proposal" shall mean an Acquisition Proposal which in the reasonable judgment of the Company's Board of Directors, based on such matters as it deems relevant, including the advice of the Company's financial advisor, (i) is likely to result in a transaction providing aggregate value greater than that provided pursuant to this Agreement and (ii) is reasonably capable of being financed by the Person making such Proposal. As used herein, "Material Subsidiary" means any Subsidiary whose consolidated revenues, net income or assets constitutes 30% or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole. Nothing contained in this Section 7.5 shall prohibit the Company or the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure required by applicable law. As used herein, an "Acceptable Confidentiality Agreement" shall mean a confidentiality agreement substantially similar to the Confidentiality Agreement; provided that it may contain standstill provisions different than in the Confidentiality Agreement if the Board of Directors of the Company determines its fiduciary duties so require; provided further that, if such executed Acceptable Confidentiality Agreement does not contain any standstill restrictions or contains standstill restrictions less restrictive than those in the Confidentiality Agreement or contains standstill restrictions which are then waived or not enforced by the Company, then Alcatel shall similarly be released from the standstill restrictions in the Confidentiality Agreement or the standstill restrictions in the Confidentiality Agreement shall automatically be modified to be no more restrictive than those contained in the executed Acceptable Confidentiality Agreement or the Company shall waive and not enforce the standstill restrictions in the Confidentiality Agreement.

        SECTION 7.6 Director and Officer Liability.

        (a) Alcatel and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined hereafter) as provided in the Certificate of Incorporation or by-laws of the Company or an agreement between an Indemnitee and the Company or a Subsidiary of the Company as in effect as of the date hereof shall survive the Merger and continue in full force and effect in accordance with its terms.

        (b) For six years after the Effective Time, Alcatel shall or shall cause the Surviving Corporation to indemnify and hold harmless the individuals who on or prior to the Effective Time were officers or directors of the Company and any of its Subsidiaries (the "Indemnitees") to the same extent as set forth in subsection (a) above. In the event any claim in respect of which indemnification is available pursuant to the foregoing provisions is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied.

        (c) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event shall the Surviving Corporation be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation shall maintain or procure, for such six-year period, the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

        (d) The obligations of Alcatel and the Surviving Corporation under this
Section 7.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 7.6 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 7.6 applies shall be third party beneficiaries of this Section 7.6).

        SECTION 7.7 [INTENTIONALLY OMITTED]

        SECTION 7.8 Certain Tax Matters. As soon as practicable after the public announcement of the Agreement, the Company will provide Alcatel with written schedules of (i) the taxable years of the Company for which the statutes of limitations have not expired, (ii) those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated and (iii) the jurisdictions in which the Company and each of its Subsidiaries is required to file a Tax Return.

        SECTION 7.9 Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

        SECTION 7.10 Certain Filings.

        (a) The Company and Alcatel shall cooperate with one another (i) in connection with the preparation of the Proxy Statement and the Form F-4 Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and the Form F-4 Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the provisions of this Section 7.10, each party hereto shall file with the Department of Justice and the Federal Trade Commission a Pre-Merger Notification and Report Form pursuant to the HSR Act in respect of the transactions contemplated hereby within ten (10) days of the date of this Agreement, and each party will use its reasonable best efforts to take or cause to be taken all actions necessary, including to promptly and fully comply with any requests for information from regulatory Governmental Entities, to obtain any clearance, waiver, approval or authorization relating to the HSR Act that is necessary to enable the parties to consummate the transactions contemplated by this Agreement. Without limiting the provisions of this Section 7.10, each party hereto shall use its reasonable best efforts to promptly make the filings required to be made by it with all foreign Governmental Entities in any jurisdiction in which the parties believe it is necessary or advisable.

        (b) The Company and Alcatel shall each use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the Merger or any other transaction contemplated by this Agreement under any Antitrust Law (as defined below). If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement as violative of any Antitrust Law, the Company and Alcatel shall each cooperate to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Merger or any other transaction contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal. Notwithstanding anything to the contrary in this Agreement, none of Alcatel, any of its Subsidiaries or the Surviving Corporation, shall be required (and the Company shall not, without the prior written consent of Alcatel, agree, but shall, if so directed by Alcatel, agree) to hold separate or divest any of their respective assets or operations or enter into any consent decree or licensing or other arrangement with respect to any of their assets or operations; provided, however, that to the extent necessary to satisfy the conditions set forth in Sections 8.1(b) and (c) and 8.3(g) insofar as Antitrust Laws are concerned, Alcatel shall agree to, and, if so directed by Alcatel, the Company shall agree to and shall, hold separate and/or divest assets or operations of the Company with net revenues not greater than $175,000,000 for the year ended December 31, 1997.

        (c) Each of the Company and Alcatel shall promptly inform the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the Commission of the European Community or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

        (d) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, EC Merger Regulations and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate competition or actions having the purpose or effect of monopolization or restraint of trade.

        SECTION 7.11 Public Announcements. Neither the Company, Alcatel nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation with the other party, except as may be required by law or by any listing agreement with, or the policies of, a national securities exchange.

        SECTION 7.12 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Newco, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Newco, any other actions to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation, as a result of, or in connection with, the Merger.

        SECTION 7.13 Employee Matters.

        (a) For a period of one year immediately following the date of the Closing, Alcatel agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company who continue to be employed by the Company as of the Effective Time ("Continuing Employees") coverage by benefit plans or arrangements that are, in the aggregate, substantially similar (including, with respect to eligibility requirements, exclusions and the employee portion of the cost of such benefit plans or arrangements) to those provided to the employees of the Company immediately prior to the date of the Closing (other than stock option or other equity-based plans and other than employment, severance or similar plans and agreements); provided, however, that nothing herein shall interfere with the Surviving Corporation's or any of its Subsidiaries' right to make such changes as are necessary to conform with applicable law or to terminate the employment of any employee of the Surviving Corporation or of any of its Subsidiaries.

        (b) The Surviving Corporation shall, and shall cause its Subsidiaries to, honor in accordance with their terms all agreements, contracts, arrangements, commitments and understandings described in Schedule 7.13 of the Company Disclosure Schedule.

        (c) The Surviving Corporation shall not, and shall not permit any of its Subsidiaries to, at any time prior to 90 days following the date of the Closing, without complying fully with the notice and other requirements of the Worker Adjustment Retraining and Notification Act of 1988 (the "WARN Act"), effectuate
(a) a "plant closing" as defined in the WARN Act affecting any single site of employment or one or more facilities or operating units within any single site of employment of the Surviving Corporation or any of its Subsidiaries; or (b) a "mass layoff" as defined in the WARN Act affecting any single site of employment of the Surviving Corporation or any of its Subsidiaries; or any similar action under applicable state, local or foreign law requiring notice to employees in the event of a plant closing or layoff.

        SECTION 7.14 Tax-Free Reorganization Treatment.

        (a) The Company, Alcatel and Newco shall each execute and deliver to Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Alcatel and Newco, and to Baker & McKenzie, counsel to the Company, a certificate substantially in the form attached hereto as Exhibit C (the "Company Tax Certificate" and the "Alcatel and Alcatel Subsidiary Tax Certificate", as the case may be) at such time or times as reasonably requested by either such law firm in connection with its delivery of an opinion with respect to the transactions contemplated hereby, and shall provide a copy thereof to Alcatel or the Company, as the case may be. Whether prior to or following the Effective Time, none of the Company, Alcatel or Newco shall, or shall permit any Subsidiary thereof, including following the Effective Time, to, take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which causes to be untrue) any of the information, representations or covenants set forth in the Alcatel and Alcatel Subsidiary Tax Certificate or the Company Tax Certificate, as the case may be. Alcatel, Newco and the Company agree that Skadden, Arps, Slate, Meagher & Flom LLP and Baker & McKenzie may rely on the Alcatel and Alcatel Subsidiary Tax Certificate and the Company Tax Certificate in rendering their respective opinions as to the qualification of the Merger as a reorganization under the provisions of section 368(a) of the Code.

        (b) Each of Alcatel and the Company shall take all reasonable actions necessary to cause the Merger to qualify as a reorganization under the provisions of section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 8.2(d) and 8.3(e) hereof, and neither party will take any action inconsistent therewith.

        SECTION 7.15 Blue Sky Permits. Alcatel shall use its reasonable best efforts to obtain, prior to the effective date of the Form F-4 Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger, and will pay all expenses incident thereto.

        SECTION 7.16 Listing. Alcatel shall use its reasonable best efforts to cause the ADSs to be issued in the Merger or upon exercise of Substitute Options or upon cancellation of Options to be listed on the NYSE, subject to notice of official issuance thereof, prior to the Closing Date.

        SECTION 7.17 [INTENTIONALLY OMITTED]

        SECTION 7.18 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or may become applicable to the Merger, the Company and Alcatel shall each take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the Merger.

        SECTION 7.19 Certain Notifications. Between the date hereof and the Effective Time, each party shall promptly notify the other party hereto in writing after becoming aware of the occurrence of any event which will, or is reasonably likely to, result in the failure to satisfy any of the conditions specified in Article VIII.

        SECTION 7.20 Rights Plan. Prior to the earlier of (i) the vote of the stockholders of the Company at the Special Meeting or (ii) October 31, 1998, without the consent of Alcatel, the Company shall not (a) redeem the rights issued under the Rights Agreement (the "Rights"), or amend or modify or terminate the Rights Agreement other than to delay the Distribution Date (as defined therein) or to render the rights inapplicable to the execution, delivery and performance of this Agreement and the Merger or (b) permit the Rights to become non-redeemable at the redemption price currently in effect. Notwithstanding the foregoing, immediately prior to the Closing, the Company shall redeem the Rights.

        SECTION 7.21 Supplemental Indenture. The Company and the Trustee and, at its option, Alcatel (or its designee) shall enter into and execute a supplemental indenture to the Indenture providing that, from and after the Effective Time, the Convertible Notes will be converted into ADSs on the terms and ratios provided for in the Indenture.

        SECTION 7.22 Affiliate Letters; Accounting Matters.

        (a) The Company shall, at least 45 days prior to the date of the Special Meeting, deliver to Alcatel a list reasonably satisfactory to Alcatel setting forth the names and addresses of all persons who at the time of the Special Meeting are, in the Company's reasonable judgment, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall furnish such information and documents as Alcatel may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to cause each person who is identified as an affiliate on such list to execute a written agreement at least 30 days prior to the date of the Special Meeting in the form of Exhibit D hereto (collectively, the "Affiliate Agreements").

        (b) The Company shall cooperate with Alcatel and, unless otherwise requested by Alcatel, shall use its reasonable efforts to cause the Merger to be accounted for as a pooling of interests under applicable U.S. accounting standards. Following the date hereof, the Company shall not take any action that would preclude, or reasonably be expected to preclude, the application of pooling of interests accounting to the Merger.

        (c) As soon as practicable (but in no event later than 45 days after the end of the first full calendar month in which there are at least 30 days of combined post-Merger operations), Alcatel shall publish financial results (including, by filing a press release) which satisfy the requirements of Accounting Series Release No. 135 so as to permit the disposition by affiliates of the Company of the ADSs received in the Merger consistent with the requirements for treating the Merger as a pooling of interests for financial accounting purposes.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

        SECTION 8.1 Conditions to Each Party's Obligations. The respective obligations of the Company, Alcatel and Newco to consummate the Merger are subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

        (a) This Agreement shall have been adopted, and the Merger approved, by the stockholders of the Company in accordance with applicable law;

        (b) Any applicable waiting periods under the HSR Act and the EC Merger Regulation relating to the Merger shall have expired or been terminated;

        (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or the other transactions contemplated by this Agreement;

        (d) The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Common Stock following the Closing shall have been complied with; and

        (e) The ADSs issuable in accordance with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        SECTION 8.2 Conditions to the Company's Obligation to Consummate the Merger. The obligation of the Company to consummate the Merger shall be further subject to the satisfaction or, to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

        (a) Alcatel and Newco shall each have performed in all material respects its respective agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof;

        (b) The representations and warranties of Alcatel and Newco contained in
Article V hereof, without giving effect to any materiality qualifications or limitations therein or any references therein to Alcatel Material Adverse Effect, shall be true and correct in all respects as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), except (i) as otherwise contemplated by this Agreement and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to have an Alcatel Material Adverse Effect;

        (c) The Company shall have received certificates signed by any senior executive vice president of Alcatel, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 8.2(a) and 8.2(b) hereof have been satisfied or waived; and

        (d) The Company shall have received an opinion of Baker & McKenzie, its tax counsel, in form and substance reasonably satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code.

        SECTION 8.3 Conditions to Alcatel's and Newco's Obligations to Consummate the Merger. The obligations of Alcatel and Newco to effect the Merger shall be further subject to the satisfaction, or to the extent permitted by applicable law, the waiver on or prior to the Effective Time of each of the following conditions:

        (a) The Company shall have performed in all material respects each of its agreements and covenants contained in or contemplated by this Agreement that are required to be performed by it at or prior to the Effective Time pursuant to the terms hereof;

        (b) The representations and warranties of the Company contained in
Article IV hereof, without giving effect to any materiality qualifications or limitations therein or any references therein to Company Material Adverse Effect, shall be true and correct in all respects as of the Effective Time (or, to the extent such representations and warranties speak as of an earlier date, they shall be true in all respects as of such earlier date), except (i) as otherwise contemplated by this Agreement and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect;

        (c) Alcatel shall have received a certificate signed by the chief executive officer of the Company, dated the Closing Date, to the effect that, to such officer's knowledge, the conditions set forth in Sections 8.3(a) and 8.3(b) hereof have been satisfied or waived;

        (d) All foreign laws regulating competition, antitrust, investment or exchange control shall have been complied with, and all approvals required under such foreign laws shall have been received;

        (e) Alcatel shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, its tax counsel, in form and substance reasonable satisfactory to it, dated the Closing Date, to the effect that the Merger will constitute a reorganization for United States federal income tax purposes within the meaning of Section 368(a) of the Code;

        (f) All consents, approvals and waivers of third parties in respect of each item listed on Schedule 4.3(a) of the Company Disclosure Schedule shall have been obtained and the representation set forth in Section 4.3(a)(ii) shall be true and correct in all respects as of the closing without giving effect to the Company Disclosure Schedule;

        (g) No suit, action, proceeding or investigation by any Governmental Entity, including the European Commission or any organ of the European Union, shall have been commenced (and be pending) against Alcatel, the Company or Newco or any of their respective affiliates, partners, associates, officers or directors, or any officers or directors of such partners, seeking (i) to prevent or delay the transactions contemplated hereby, (ii) material damages in connection therewith, (iii) any other remedy which would materially impair the intended benefits to Alcatel of the Merger or otherwise have a Company Material Adverse Effect or an Alcatel

Material Adverse Effect or (iv) to impose criminal liability on any of the foregoing entities or persons (each of (i)-(iv), a "Material Adverse Consequence") and in each case, other than (iv), which Alcatel reasonably believes is reasonably likely to result in a Material Adverse Consequence; and

        (h) Alcatel shall have received the Affiliate Agreements from each person set forth on the list referred to in Section 7.22(a).

                                   ARTICLE IX

                                   TERMINATION

        SECTION 9.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date, whether before or after the Company has obtained stockholder approval:

        (a) by the mutual written consent of the Company and Alcatel;

        (b) by either the Company or Alcatel, if the Merger has not been consummated by March 31, 1999, or such other date, if any, as the Company and Alcatel shall agree upon; provided, that the party seeking to terminate this Agreement pursuant to this Section 9.1(b) shall not have breached in any material respect its obligations under this Agreement;

        (c) by either the Company or Alcatel, if there shall be any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or if any judgment, injunction, order or decree enjoining Alcatel, Newco or the Company from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

        (d) by Alcatel, if (i) the Board of Directors of the Company shall have withdrawn or modified or amended in any respect adverse to Alcatel or Newco its approval or recommendation of the Merger or (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company any Acquisition Proposal or shall have resolved or announced an intention to do so, or (iii) a tender offer or exchange offer for 30% or more of the outstanding shares of the Company Common Stock is announced or commenced and, either (A) the Board of Directors of the Company recommends acceptance of such tender offer or exchange offer by its shareholders or (B) within ten (10) business days thereof, the Board of Directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its shareholders, or (iv) the Company shall have otherwise breached any of its obligations set forth in Sections 7.3(a), 7.5 or 7.20 hereof;

        (e) by either the Company or Alcatel, if the approval of the stockholders of the Company of the Merger and the adoption of this Agreement shall not have been obtained at a duly held meeting of stockholders of the Company or any adjournment thereof;

        (f) by the Company, if the average of the daily closing prices per ADS as reported on the NYSE Composite Tape for the twenty consecutive full NYSE trading days immediately preceding the second full NYSE trading day prior to the Special Meeting shall be less than the Floor Price (as hereinafter defined). As used herein, the term "Floor Price" shall mean $37 unless the average of the Standard & Poor's 500 Index for such 20 consecutive day period is less than or equal to 92% of the Standard & Poor's 500 Index immediately following the close of business on June 3, 1998, in which event the Floor Price shall be $35;

        (g) by the Company, after October 31, 1998, for the purpose of accepting a Financially Superior Proposal, so long as the adoption of this Agreement and the approval of the Merger by the Company's stockholders at the Special Meeting shall not have been obtained prior to such termination; or

        (h) by the Company, if the Closing does not occur as a result of the nonfulfillment of the condition set forth in Section 8.3(g) and all other conditions necessary for the Closing have been satisfied or waived, sixty days after the Closing would otherwise have been required to occur had Section 8.3(g) been satisfied or waived.

        The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

        SECTION 9.2 Effect of Termination. Except for any breach of this Agreement by any party hereto (which breach and liability therefor shall not be affected by the termination of this Agreement or the payment of any Termination Fee (as defined in Section 9.3(a) hereof) or expenses pursuant to Section 9.3 hereof), if this Agreement is terminated pursuant to Section 9.1 hereof, then this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however that notwithstanding such termination the agreements contained in Sections 9.2, 9.3 and 10.7 hereof and the proviso to
Section 7.4 hereof shall survive the termination hereof.

                  SECTION 9.3       Fees.

        (a) The Company agrees to pay Alcatel in immediately available funds by wire transfer an amount equal to $120 million (the "Termination Fee")(less, in the case of (ii) below, any amount previously paid pursuant to Section 9.3(b)) if:

                (i) this Agreement is terminated by Alcatel pursuant to Section 9.1(d) hereof;

                (ii) this Agreement is terminated by either the Company or Alcatel pursuant to Section 9.1(e) hereof and an Acquisition Proposal had been commenced, proposed or disclosed, and had not been irrevocably withdrawn, prior to the vote of stockholders of the Company and, within one year of such termination, the Company accepts a written offer or enters into an agreement to consummate (or there is actually consummated) (A) an Acquisition Proposal with such party or an affiliate thereof, or (B) an Acquisition Proposal providing for consideration in excess of either that contained in the initial Acquisition Proposal or the consideration provided for pursuant to this Agreement; provided that for purposes of this subsection (a) and Section 9.3(b), an Acquisition Proposal shall not be deemed to be irrevocably withdrawn if the offeror or any related party thereto or affiliate thereof shall have indicated any intent or evidenced any reasonable likelihood, of resubmitting (or, within one year after termination of this Agreement, actually makes or proposes) such proposal or any amended or substitute proposal (or enters into substantive negotiations with the Company with respect thereto);

                (iii) this Agreement is (A) terminated by either the Company or Alcatel pursuant to Section 9.1(b) hereof, (B) the Special Meeting had not been held prior to such termination and (C) an Acquisition Proposal had been commenced, proposed or disclosed, and, at least sixty days prior to such termination, had not been irrevocably withdrawn; or

                (iv) this Agreement is terminated by the Company pursuant to
        Section 9.1(g) hereof.

        (b) The Company agrees to pay Alcatel in immediately available funds by wire transfer an amount equal to $60 million (the "Alternative Termination Fee") if this Agreement is terminated by either the Company or Alcatel pursuant to
Section 9.1(e) hereof and an Acquisition Proposal had been commenced, proposed or disclosed and had not been irrevocably withdrawn, prior to the vote of the stockholders of the Company.

        (c) The Company shall pay the Termination Fee or Alternative Termination Fee required to be paid pursuant to Section 9.3(a) or (b) hereof (if all conditions thereto have been satisfied) (x) prior to the termination of this Agreement by the Company, (y) not later than one business day after the termination of this Agreement by Alcatel or (z) in the case of Section

9.3(a)(ii) hereof, one business day after such fee becomes due; provided that in the case of Section 9.3(b) hereof, if the Acquisition Proposal is determined not to have been irrevocably withdrawn by reason of an Acquisition Proposal having been made or proposed after termination of this Agreement, then such fee will be payable not later than one business day after such event. Notwithstanding the foregoing, Alcatel shall have the right to treat any termination by the Company of this Agreement as invalid, and the right to so terminate as waived, if the Company fails to pay to Alcatel, at the appropriate time specified above, any Termination Fee required to be so paid pursuant to Section 9.3(a) or 9.3 (b) hereof.

        (d) In the event this Agreement is (i) terminated and the representations and warranties of the Company are not true in all material respects at the time of termination, (ii) terminated and there had been a Company Material Adverse Effect prior to the time of termination or (iii) terminated (A) pursuant to Section 9.1(b) hereof and the Special Meeting had not been held prior to such termination, or (B) pursuant to Section 9.1(e) hereof, the Company agrees to pay Alcatel in immediately available funds an amount equal to Alcatel's reasonable out-of-pocket expenses, but not in any event to exceed $10,000,000, including expenses of financial advisors, outside legal counsel and accountants, incurred in connection with the transactions contemplated by this Agreement. In no event shall the Company be liable for any payments under this
Section 9.3(d) if it has paid the Termination Fee or the Alternative Termination Fee pursuant to Section 9.3(a) or 9.3(b) hereof.

        (e) Except as provided otherwise in this Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        (f) For purposes of this Section 9.3 only, "Acquisition Proposal" means any bona fide offer or proposal for a merger, consolidation, recapitalization, liquidation or other business combination involving the Company or the acquisition or purchase of over 30% or more of any class of equity securities of the Company, or any tender offer (including self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 30% or more of any class of equity securities of the Company, or 30% of the assets of the Company and its Subsidiaries taken as a whole, other than the Merger, in each case providing for a specific amount, range of amounts or formula for determination of amount, of consideration to be paid to the Company or its stockholders; provided, however, that an offer or proposal made prior to the termination of this Agreement shall not, for purposes of Section 9.3(b) hereof, be deemed to be an "Acquisition Proposal" if there is no reasonable basis to conclude that it is capable of being financed by the Person making such proposal; provided further that the preceding proviso shall not apply in the event that the Company entered into negotiations with such Person or furnished information to such Person pursuant to Section 7.5 hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

        SECTION 10.1 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery,
(b) transmitter's confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier or when delivered by hand or
(d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

        If to the Company, to:

                 DSC Communications Corporation
                 1000 Coit Road
                 Plano, Texas 75075
                 Fax:  (972) 519-2321
                 Attention: George B. Brunt, Esq.

        with a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52nd Street
                 New York, New York 10019
                 Fax: (212) 403-2000
                 Attention:  Seth A. Kaplan, Esq.

        and

                 Baker & McKenzie
                 2001 Ross, Suite 4500
                 Dallas, Texas 75201
                 Fax:  (214) 978-3099
                 Attention:  Daniel W. Rabun, Esq.

        If to Alcatel or Newco, to:

                 Alcatel Alsthom
                 54, rue La Boetie
                 75008 Paris
                 France
                 Fax: 33 1 4076 1486
                 Attention: Jean-Pierre Halbron
                 with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 919 Third Avenue
                 New York, New York 10022-9931
                 Fax:  (212) 735-2000
                 Attention:  Roger S. Aaron, Esq.
                             Lou R. Kling, Esq.

        SECTION 10.2 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time. All other covenants and agreements contained herein which by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Effective Time, shall survive the Merger in accordance with their terms.

        SECTION 10.3 Interpretation. References in this Agreement to "reasonable best efforts" shall not require a Person obligated to use its reasonable best efforts to obtain any consent of a third party to incur out-of-pocket expenses or indebtedness or, except as expressly provided herein, to institute litigation. References herein to the "knowledge of the Company" shall mean the actual knowledge of the officers (as such term is defined in Rule 3b-2 promulgated under the Exchange Act) of the Company. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

        The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement. Any matter disclosed pursuant to any Schedule of the Company Disclosure Schedule or the Alcatel Disclosure Schedule shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

        SECTION 10.4 Amendments, Modification and Waiver.

        (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Alcatel or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment shall be made except as allowed under applicable law.

        (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 10.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor Alcatel may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

        SECTION 10.6 Specific Performance. The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

        SECTION 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

        SECTION 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

        SECTION 10.9 Third Party Beneficiaries. This Agreement is solely for the benefit of the Company and its successors and permitted assigns, with respect to the obligations of Alcatel and Newco under this Agreement, and for the benefit of Alcatel and Newco, and their respective successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not, except to the extent necessary to enforce the provisions of
Article I and Section 7.6 hereof be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

        SECTION 10.10 Entire Agreement. This Agreement, including any exhibits or schedules hereto and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

        SECTION 10.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    DSC COMMUNICATIONS CORPORATION


                                    By: /s/ James L. Donald
                                       -----------------------------------------
                                       James L. Donald
                                       Chairman of the Board, President and
                                       Chief Executive Officer


                                    ALCATEL ALSTHOM


                                    By: /s/ Serge Tchuruk
                                       -----------------------------------------
                                       Serge Tchuruk
                                       Chairman and Chief Executive Officer


                                    NET ACQUISITION, INC.


                                    By: /s/ Jean-Pierre Halbron
                                       -----------------------------------------
                                       Jean-Pierre Halbron
                                       Chairman of the Board

                                                                       EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         DSC COMMUNICATIONS CORPORATION

 (Originally Incorporated as Digital Switch Corporation on September 20, 1976)

                 FIRST:   The name of the corporation is DSC Communications
Corporation.

                 SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, County of New Castle, The name of its registered agent at that address is The Corporation Trust Company.

                 THIRD:   The purpose of the Corporation is to engage in any
lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

                 FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, each having a par value of one penny ($.01).

                 FIFTH:   The following provisions are inserted for the
management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                 (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                 (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                 (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                 (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                 (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

                 SIXTH:   Any merger or consolidation of the corporation with
or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation to or with any other corporation, person or other entity, shall require the affirmative vote of the holders of at least three-fourths of the outstanding shares of capital stock of the corporation issued and outstanding and entitled to vote if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding shares of capital stock of the corporation issued and outstanding and entitled to vote.

         For purposes of this Article SIXTH, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) of this paragraph above), by any other corporation, person or other entity (a) with which it or its "affiliate" or "associate" (as referenced below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the corporation or (b) which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. For purposes of this Article SIXTH, the outstanding shares of capital stock of the corporation shall include shares deemed owned through the application of clauses (i) and (ii) of this paragraph but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

         The Board of Directors of the corporation shall have the power and duty to determine for the purposes of this Article SIXTH, on the basis of information then known to it, whether (a) any corporation, person, or other entity beneficially owns, directly or indirectly, five percent (5%) or more of the outstanding shares of capital stock of the corporation entitled to vote and
(b) any sale, lease, exchange or other disposition of part of the assets of the corporation involves substantially all of the assets of the corporation. Any such determination by the Board shall be conclusive and binding for all purposes of this Article SIXTH.

         This Article SIXTH may not be amended or rescinded except by the affirmative vote of the holders of at least three-fourths of the outstanding shares of capital stock of the corporation issued and outstanding and entitled to vote, at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.

                 SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

                 EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, consistent with the provisions of

Article SIXTH hereof, and all rights conferred upon stockholders herein are granted subject to this reservation.

                 IN WITNESS WHEREOF, DSC COMMUNICATIONS CORPORATION has caused this Amended and Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this [ ] day of June, 1998.

                                        DSC COMMUNICATIONS CORPORATION

                                        By:
                                           -----------------------------------


Attest:


------------------------------

                                                                       EXHIBIT B

                         AMENDMENT TO RIGHTS AGREEMENT

                 AMENDMENT (the "Amendment"), dated as of ________, 1998, to the Rights Agreement, dated as of April 25, 1996 (the "Rights Agreement"), between DSC Communications Corporation, a Delaware corporation (the "Company") and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

                                    Recitals

                 I. The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement.

                 II. The Company, Alcatel Alsthom, a corporation organized under the laws of France ("Alcatel") and Net Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Alcatel ("Sub"), contemplate entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, Sub will merge with and into the Company (the "Merger").

                 III. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement and amend the Rights Agreement in order to make any change which the Company may deem necessary or desirable and which shall be consistent with, and for the purposes of fulfilling, the objectives of the Board of Directors of the Company in adopting the Rights Agreement.

                 IV. The Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable and is consistent with the objectives of the Board of Directors of the Company in adopting the Rights Agreement, and the Company and the Rights Agent desire to evidence such amendment in writing.

                 V. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

                 Accordingly, the parties agree as follows:

                 A. Amendment of Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:

                 "'Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of June 3, 1998, by and among DSC Communications Corporation, Alcatel Alsthom and Net Acquisition, Inc., as it may be amended from time to time."

                 "'Merger' shall have the meaning set forth in the Merger Agreement."

                 B. Amendment of the definition of "Acquiring Person". The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                 "Notwithstanding anything in this Agreement to the contrary, Alcatel Alsthom, Net Acquisition, Inc. and their Affiliates and Associates shall not, individually or collectively, be deemed to be an Acquiring Person by virtue of (i) the execution of the Merger Agreement, (ii) the consummation of the Merger, or (iii) the consummation of the other transactions contemplated in the Merger Agreement."

                 C. Amendment of the definition of "Distribution Date". The definition of "Distribution Date" in Section 1(i) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                 "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result of (i) the execution of the Merger Agreement, (ii) the consummation of the Merger, or (iii) the consummation of the other transactions contemplated in the Merger Agreement."

                 D. Amendment of the definition of "Stock Acquisition Date". The definition of "Stock Acquisition Date" in Section 1(aa) of the Rights Agreement is amended by adding the following sentence at the end thereof:

                 "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of the other transactions contemplated in the Merger Agreement, or (iv) the announcement of the Merger or the other transactions contemplated in the Merger Agreement."

                 E. Amendment of Expiration Date of Rights. Section 7(a) of the Rights Agreement is amended and restated to read in its entirety as follows:

                 "Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the "Expiration Date") that is the earliest of (i) the Close of Business on April 25, 2006 (the "Final Expiration Date"),
         (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) immediately prior to the consummation of the Merger."

                 F. Amendment of Section 29. Section 29 of the Rights Agreement is amended to add the following sentence at the end thereof:

                 "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the execution of the Merger Agreement or by virtue of any of the transactions contemplated by the Merger Agreement."

                 G. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                 H. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


Attest:                                DSC COMMUNICATIONS CORPORATION


-----------------------------------    --------------------------------------
Name:                                  Name:
Title:                                 Title:


Attest:                                HARRIS TRUST AND SAVINGS BANK


-----------------------------------    --------------------------------------
Name:                                  Name:
Title:                                 Title:

                                                                       EXHIBIT C


             Form of Alcatel and Alcatel Subsidiary Tax Certificate


                                                                 _________, 1998



Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, NY  10022

Baker & McKenzie
2001 Ross, Suite 4500
Dallas, Texas  75201

Dear Sirs:

         On behalf of Alcatel Alsthom ("Alcatel") and Net Acquisition, Inc.("Newco"), the undersigned, in connection with the opinions to be delivered by your firms pursuant to Sections 8.2(d) and 8.3(e) of the Agreement and Plan of Merger, dated June 3, 1998, among Alcatel, Newco and the Company, 1 hereby certifies and represents that all the facts relating to the Merger, as described in the Agreement, the Proxy Statement and the Form F-4, and the representations stated herein are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects at the Effective Time:

         1. The Merger will be effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and none of the material terms and conditions therein will be waived or modified at or prior to the Effective Time.





-----------------------------

1 For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement and Plan of Merger and any schedules thereto.

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         2.      Prior to the Merger, neither Alcatel nor Newco (nor any other subsidiary of Alcatel) has acquired or will acquire, or has owned in the past five years, any shares of Company stock.

         3. The payment of cash in lieu of fractional shares of ADSs in the Merger is solely for the purpose of avoiding the expense and inconvenience to Alcatel of issuing and transferring fractional ADSs and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company stock instead of issuing fractional ADSs is not expected to exceed one percent of the total consideration that will be issued in the Merger to holders of Company stock.

         4. Prior to the Merger, Alcatel will own all the capital stock of Newco. Alcatel has no plan or intention to cause the Company to issue an amount of additional shares of its stock that would result in Alcatel owning less than 80% of the total combined voting power of all classes of Company stock entitled to vote or less than 80% of the total number of each other class of Company stock outstanding after the Merger.

         5. In the Merger, except for cash paid in lieu of fractional ADSs, Company stock will be exchanged solely for Alcatel voting stock represented by ADSs. For purposes of this representation, Company stock redeemed for cash or other property furnished by the Company will be considered as acquired by Alcatel.

         6. In the Merger, shares of Company stock representing at least 80% of the total combined voting power of all classes of Company stock entitled to vote that are outstanding at the Effective Time, and at least 80% of the total number of each other class of Company stock outstanding at the Effective Time will be exchanged solely for ADSs. For purposes of this representation, any shares of Company stock exchanged for cash or other property originating with Alcatel will be treated as outstanding Company stock at the Effective Time.

         7. Alcatel has no plan or intention, following the Merger, to liquidate the Company, to merge the Company with and into another corporation, to sell or otherwise dispose of any of its stock of the Company, or to cause the Company to

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Page 3

sell or otherwise dispose of any of the assets held by the Company at the time of the Merger, except for dispositions of such assets in the ordinary course of business; provided, however, that Alcatel may transfer or cause the transfer of assets or stock of the Company in a manner that is consistent with Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and Treas. Reg. Section 1.368-2(k)(1-2), provided, further, that Alcatel may permit the issuance by the Company of any amount of stock that will not prevent Alcatel from losing "control" of the Company within the meaning of Section 368(c) of the Code after such issuances. Alcatel is considering the issuance by the Company to an affiliate of Alcatel of shares of a separate class of Company stock which would represent not more than 20 percent of the voting power of all shares of Company stock entitled to vote and approximately 50 percent of the value of the Company after such issuance, provided that this issuance will not cause Alcatel to cease to have control of the Company within the meaning of
Section 368(c) of the Code.

         8. Alcatel, Newco and the Company will each pay, and will not be reimbursed for, their respective expenses, if any, incurred in connection with the Merger.

         9. Following the Merger, Alcatel intends to cause the Company to continue its historic business or to use a significant portion of its historic business assets in a business, in each case, within the meaning of section 1.368-1(d) of the Treasury Regulations.

         10. Neither Alcatel nor Newco is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         11. Neither Alcatel nor Newco will take any position on any federal, state or local income or franchise tax return, or will take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         12. None of the compensation to be received by any stockholder-employee of the Company in respect of periods after the Effective Time represents separate consideration for, or is allocable to, any of their Company stock. None of

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the ADSs that will be received by Company stockholder-employees in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

         13. No stock of Newco will be issued to Company stockholders in the Merger.

         14. There is no intercorporate indebtedness existing between Alcatel and the Company or between Newco and the Company that was issued or acquired, or will be settled, at a discount.

         15. The Agreement represents the entire understanding of the Company, Alcatel and Newco with respect to the Merger.

         16. Newco is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger will have any assets (other than nominal assets contributed upon the formation of Newco, which assets will be held by the Company following the Merger) or business operations. Newco will have no liabilities to be assumed by the Company, and will not transfer to the Company any assets subject to liabilities in the Merger.

         17. Following the Merger, the Company will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that the Company held immediately prior to the Merger. For purposes of this representation, Company assets used to pay its reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding or in contemplation of the Merger will be included as assets of the Company prior to the Merger.

         18. Except for the conversion obligation with respect to the Convertible Notes of the Company, Alcatel will not assume any liabilities of the Company, any subsidiaries of the Company or the Company stockholders, and none of the Company stock will be subject to any liabilities.

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         19.     The Company stock will be surrendered pursuant to the Merger in an arms-length exchange, and the ADSs received in exchange therefor represent the sole bargained-for consideration therefor. The fair market value of the ADSs received by each holder of Company stock will be approximately equal to the fair market value of the Company stock surrendered by such holder in the Merger.

         20. Neither Alcatel nor any person "related" to Alcatel within the meaning of Treas. Reg. Section 1.368- 1(e)(3) has any plan or intention, following the Merger, to reacquire any of the ADSs issued in the Merger.

         21. Pursuant to the Merger, "U.S. transferors" (as defined in Treas. Reg. Section 1.367(a)-3(c)(5)(v)) will, in the aggregate, receive, actually and constructively, less than 50 percent of both the total voting power and the total value of the stock of Alcatel.

         22. U.S. persons that are either officers or directors of the Company or that are "five-percent target shareholders" (as defined in Treas. Reg. Section 1.367(a)-3(c)(5)(iii)) of the Company will own, actually and constructively, 50 percent or less of both the total voting power and the total value of the stock of Alcatel after the Merger. For purposes of this representation, any Alcatel stock owned by such U.S. persons immediately after the Merger will be taken into account, whether or not it was received in exchange for stock or securities of the Company.

         23. Alcatel will cause the Company to comply with the reporting requirements contained in Treas. Reg. Section 1.367(a)-3(c)(6).

         24. Alcatel or one or more of its "qualified subsidiaries" or "qualified partnerships" (as defined in Treas. Reg. Section
1.367(a)-3(c)(5) (vii) and (viii)) will have been engaged in an active trade or business outside the United States, within the meaning of Treas. Reg. Section 1.367(a)-2T(b)(2) and (3), for the entire 36-month period immediately preceding the Merger.

         25. At the time of the Merger, neither the transferors of Company stock nor Alcatel (or, if applicable, the qualified subsidiary or qualified partnership of Alcatel engaged in the active trade or business) will have an intention to substantially
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Page 6

dispose of or discontinue any active trade or business referred to in paragraph 25 of this certificate.

         26. Taking into account the rules contained in Treas. Reg. Section 1.367(a)-3(c)(3)(iii)(B), at the time of the Merger, the fair market value of Alcatel will be greater than the fair market value of the Company.

         I understand that Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for Alcatel, and Baker & McKenzie, as counsel for Company, will rely on this certificate in rendering their respective opinions concerning certain of the federal income tax consequences of the Merger and hereby commit promptly and timely to inform Baker & McKenzie and Skadden, Arps, Slate, Meagher & Flom LLP in writing if, after signing this certificate, any of the facts described herein or in the Proxy Statement or Form F-4 or any of the foregoing representations is or becomes untrue, incorrect or incomplete in any respect.

         IN WITNESS WHEREOF, the undersigned, on behalf of the Company signed this certificate this __th day of June __, 1998.


                                              ALCATEL ALSTHOM


                                              By:
                                                 ----------------------------
                                                 Name:
                                                 Title:

                        Form of Company Tax Certificate


                                                                  ________, 1998


Baker & McKenzie
2001 Ross, Suite 4500
Dallas, Texas  75201

Skadden, Arps, Slate, Meagher & Flom LLP
919 Third Avenue
New York, New York  10022

Dear Sirs:

         On behalf of DSC Communications Corporation (the "Company"), the undersigned, in connection with the opinions to be delivered by your firms pursuant to Sections 8.2(d) and 8.3(e) of the Agreement and Plan of Merger, dated June 3, 1998, among Alcatel,(1) Newco and the Company, hereby certifies and represents that all the facts relating to the Merger, as described in the Agreement, the Proxy Statement and the Form F-4, and the representations stated herein are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects at the Effective Time:

1. The Merger will be effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and none of the material terms and conditions therein will be waived or modified at or prior to the Effective Time.





----------------------------

(1) For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement and Plan of Merger and any schedules thereto.
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2.               Prior to and in connection with the Merger, (i) neither
         Company nor any of its subsidiaries has redeemed or otherwise acquired any shares of Company stock, (ii) no person related (as defined in Treas. Reg. Section 1.368-1(e)(3) determined without regard to Treas. Reg. Section 1.368-1(e)(3)(i)(A)) to the Company has acquired any shares of Company stock with consideration other than either Company stock or ADSs (or other Alcatel stock) and (iii) the Company has not made an extraordinary distribution (within the meaning of Treas. Reg.
         Section 1.368-1T(e)(1)(ii)(A)) with respect to its stock.

3. The Company, the stockholders of the Company, Alcatel and Newco each has paid and will pay its expenses, and will not be reimbursed for, their respective expenses, if any, incurred in connection with the Merger.

4. Following the Merger, the Company will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that the Company held immediately prior to the Merger. For purposes of this representation, Company assets used to pay its reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding or in contemplation of, the Merger will be included as assets of the Company prior to the Merger.

5. Except as provided in Annex I attached herewith, immediately prior to the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire Company stock.

6. The Company will not issue any additional shares of Company stock prior to the Merger. There is no plan or intention for the Company to authorize any additional class of stock prior to the Merger. The Company has not made any distribution with respect to its stock in contemplation of or as part of the plan which includes the Merger, excluding for purposes of this representation regular, normal dividends.
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7.               In the Merger, except for cash paid in lieu of fractional
         ADSs, Company stock will be exchanged solely for Alcatel voting stock represented by ADSs. For purposes of this representation, Company stock redeemed for cash or other property furnished by the Company will be considered as acquired by Alcatel.

8. In the Merger, shares of Company stock representing at least 80% of the total combined voting power of all classes of Company stock entitled to vote that are outstanding at the Effective Time, and at least 80% of the total number of each other class of Company stock outstanding at the Effective Time will be exchanged solely for ADSs. For purposes of this representation, any shares of Company stock exchanged for cash or other property originating with Alcatel will be treated as outstanding Company stock at the Effective Time.

9. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

10. The Company will not take, and the Company is not aware of any plan or intention of any Company stockholders to take, any position on any federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of
         Section 368(a) of the Code.

11. None of the compensation to be received by any stockholder-employee of the Company in respect of periods at or prior to the Effective Time represents separate consideration for, or is allocable to, any of their Company stock. None of the ADSs that will be received by Company stockholder-employees in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any shareholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

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12.              There is no intercorporate indebtedness existing between
         Alcatel and the Company or between Newco and the Company that was issued or acquired, or will be settled, at a discount.

13. The Company is not under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

14. The Agreement represents the entire understanding of the Company, Alcatel and Newco with respect to the Merger.

15. The Company stock will be surrendered pursuant to the Merger in an arms-length exchange, and the ADSs received in exchange therefor represent the sole bargained-for consideration therefor. The fair market value of the ADSs received by each holder of Company stock will be approximately equal to the fair market value of the Company stock surrendered by such holder in the Merger.

16. The payment of cash in lieu of fractional shares of ADSs in the Merger is solely for the purpose of avoiding the expense and inconvenience to Alcatel of issuing and transferring fractional ADSs and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company stock instead of issuing fractional ADSs is not expected to exceed one percent of the total consideration that will be issued in the Merger to holders of Company stock.

17. No shares of Company stock are or have previously been held by any Subsidiary or affiliate of the Company.

18. At the Effective Time, there will be no declared but unpaid dividends on Company Stock.

19. At the Effective Time, each of the liabilities of the Company and each of the liabilities to which the acquired assets of the Company are subject will be associated with the assets of the Company and will have been incurred by the Company in the ordinary course of its business.

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20.              No assets of the Company have been sold, transferred or
         otherwise disposed of which would prevent Alcatel from continuing the historic business of the Company, or from using a significant portion of its historic assets in a business following the Merger.

21. Pursuant to the Merger, "U.S. transferors" (as defined in Treas. Reg. Section 1.367(a)-3(c)(5)(v)) will, in the aggregate, receive, actually and constructively, less than 50 percent of both the total voting power and the total value of the stock of Alcatel.

22. U.S. persons that are either officers or directors of the Company or that are "five-percent target shareholders" (as defined in Treas. Reg. Section 1.367(a)-3(c)(5)(iii)) of the Company will own, actually and constructively, 50 percent or less of both the total voting power and the total value of the stock of Alcatel after the Merger. For purposes of this representation, any Alcatel stock owned by such U.S. persons immediately after the Merger will be taken into account, whether or not it was received in exchange for stock or securities of the Company.

23. The Company will comply with the reporting requirements contained in Treas. Reg. Section 1.367(a)-3(c)(6).

24. At the time of the Merger, neither the transferors of Company stock nor Alcatel (or, if applicable, the qualified subsidiary or qualified partnership of Alcatel engaged in the active trade or business) will have an intention to substantially dispose of or discontinue any active trade or business within the meaning of Treas. Reg. Section 1.367(a)-2T(b)(2) and (3).

25. Taking into account the rules contained in Treas. Reg. Section 1.367(a)-3(c)(3)(iii)(B), at the time of the Merger, the fair market value of Alcatel will be greater than the fair market value of the Company.

26. Prior to the Effective Time, the Company will cause the Celcore Promissory Notes to cease to be outstanding.

Baker & McKenzie
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_________, 1998
Page 6

         I understand that Baker & McKenzie, as counsel for the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, as counsel for Alcatel, will rely on this certificate in rendering their respective opinions concerning certain of the federal income tax consequences of the Merger, and hereby commit promptly and timely to inform Baker & McKenzie and Skadden, Arps, Slate, Meagher & Flom LLP in writing if, after signing this certificate, any of the facts described herein or in the Proxy Statement or Form F-4 or any of the foregoing representations is or becomes untrue, incorrect or incomplete in any respect.

         IN WITNESS WHEREOF, the undersigned, on behalf of the Company signed this certificate this __th day of June __, 1998.


                                           DSC Communications Corporation


                                           By:
                                              --------------------------------
                                               Name:
                                               Title:

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                                    Annex I



Beneficial Owner                        Shares of Company stock
----------------                        -----------------------



                                                                       EXHIBIT D

FORM OF AFFILIATE LETTER FOR AFFILIATES OF DSC COMMUNICATIONS CORPORATION


Alcatel Alsthom
54, rue La Boetie
75008 Paris
France

Attention of [                   ]

Gentlemen:

                 I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of DSC Communications Corporation, a Delaware corporation (the "Company") , as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or
(ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of June 3, 1998 (the "Merger Agreement") among Alcatel Alsthom, a corporation organized under the laws of France ("Alcatel"), Net Acquisition, Inc., a Delaware corporation ("Newco") and the Company, Newco will be merged with and into the Company, with the Company continuing as the Surviving Corporation (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

                 As a result of the Merger, I may receive Alcatel American Depositary Shares (the "ADSs") each of which ADS represents one-fifth of a share, nominal value FF 40 per share of Alcatel. I would receive such ADSs in exchange for shares (or upon cancellation of options for shares) owned by me of common stock, par value $.01 per share of the Company (the "Common Stock").

                 1. I hereby represent, warrant and covenant to Alcatel that in the event I receive any ADSs as a result of the Merger:

                 A. I shall not make any sale, transfer or other disposition of the ADSs in violation of the Act or the Rules and Regulations.

                 B. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the ADSs, to the extent I felt necessary, with my counsel or counsel for the Company.

                 C. I have been advised that the issuance of the ADSs to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the ADSs has not been registered under the Act, I may not sell, transfer or otherwise dispose of the ADSs issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Alcatel, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                 D. I understand that Alcatel is under no obligation to register the sale, transfer or other disposition of the ADSs by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                 E. I also understand that there will be place on the certificates for the ADSs issued to me, or any substitutions therefor, a legend stating in substance:

                          "THE ADSs REPRESENTED BY THIS CERTIFICATE WERE ISSUED
                 IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE ADSs REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE
                 TERMS OF AN AGREEMENT DATED [      ], 1998 BETWEEN THE
                 REGISTERED HOLDER HEREOF AND ALCATEL, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ALCATEL."

                 F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Alcatel reserves the right to put the following legend on the certificates issued to my transferee:

                          "THE ADSs REPRESENTED BY THIS CERTIFICATE HAVE NOT
                 BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH ADSs IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE ADSs HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                 G. I further represent to, and covenant with, Alcatel that I will not, during the 30 days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by the SEC Accounting Series Release No. 135) with respect to the Common Stock or ADSs or other capital stock of Alcatel that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the ADSs received by me in the Merger or any other shares of the capital stock of Alcatel until after such time as results covering at least 30 days of combined operations of the Company and Alcatel have been published by Alcatel, consistent with the requirements of SEC Accounting Release No. 135 (the period commencing 30 days prior to the Effective Time and ending on the date of the publication of the post-Merger financial results is referred to herein as the "Pooling Period"). Alcatel shall notify the "affiliates" of the publications of such results. Notwithstanding the foregoing, I understand that during the aforementioned period, subject to providing written notice to Alcatel, I will not be prohibited from making charitable contributions or bona fide gifts of the ADSs received by me or the Common Stock owned by me, subject to the restrictions imposed by the Securities Laws referred to above and so long as such transfers do not preclude "pooling of interests" treatment with respect to the Merger.

                 H. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                 I. The obligations of the undersigned set forth herein with respect to the ADSs shall apply equally to any shares of Alcatel capital stock received in exchange therefor.

                 2. By Alcatel's acceptance of this letter, Alcatel hereby agrees that certificates with the legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if
(i) one year shall have elapsed from the date the undersigned acquired the ADSs received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquire the ADSs received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Alcatel has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Alcatel, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to the undersigned.

                                                   Very truly yours,



                                                   ---------------------------


Agreed and accepted this day
of [             ], 1998, by

ALCATEL ALSTHOM,

By:
   -----------------------------
   Name:
   Title: